Exhibit 99.1

PDS Biotech Reports Financial Results for the Year Ended December 31, 2020 and Provides Business Update

Florham Park, NJ, March 18, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced its financial results for the year ended December 31, 2020 and provided a business update.

Recent Business Highlights:

●	Achieved preliminary efficacy benchmark in the Phase 2 combination trial of PDS0101 led by the National Cancer Institute.

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Initiated VERSATILE-002, a Phase 2 trial of lead investigational drug candidate PDS0101, in combination with standard of care KEYTRUDA® for first-line treatment of patients with metastatic or recurrent HPV-positive head and neck cancer.

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Phase 2 trial of lead investigational drug candidate PDS0101, in combination with standard of care chemoradiotherapy for patients with advanced cervical cancer was initiated by the University of Texas MD Anderson Cancer Center.

●	Expanded consortium for development of PDS0203, a novel, Versamune®-based second-generation COVID-19 vaccine to include Blanver Farmoquímica in addition to Farmacore.

●	Received award commitment of up to $60 million from Brazil’s Ministry of Science, Technology and Innovation (MCTI) to fund clinical development and commercialization of PDS0203.

●	Strengthened leadership team with the appointment of Seth Van Voorhees as Chief Financial Officer and addition of preeminent oncologist Otis Brawley, M.D. to the board of directors.

“Despite the challenges of 2020, the PDS Biotech team remained focused on the advancement of our Versamune®-based drug pipeline,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. “Through that commitment and the strength of our partnerships with leading institutions in the fields of immuno-oncology and infectious disease, we made significant strides in solidifying the safety profile and establishing the efficacy of our Versamune® platform and products as we continue to progress our portfolio towards commercialization.”

Full Year 2020 Financial Results

For the year ended December 31, 2020, the net loss was approximately $14.8 million, or $0.89 per basic share and diluted share, compared to a net loss of approximately $7.0 million, or $1.44 per basic share and diluted share for the year ended December 31, 2019.

For the year ended December 31, 2020, research and development expenses increased to $7.9 million compared to $6.1 million during the prior year. The increase was primarily the result of increased expenses related to manufacturing and personnel costs for the ongoing clinical studies.

For the year ended December 31, 2020, general and administrative expenses decreased to $7.0 million compared to $11.0 million during 2019. The $4.0 million decrease was due to decreases in personnel costs of $0.4 million, non-cash stock-based compensation of $2.4 million, D&O insurance costs of $0.5 million, legal fees of $0.5 million and professional fees of $0.2 million.

Total operating expenses for 2020 were $14.9 million, a decrease of approximately 29% compared to $21.0 million during the prior year.

The company’s cash balance as of December 31, 2020 was $28.8 million.

Conference Call and Webcast

The conference call is scheduled to begin at 8:00 am ET on Thursday, March 18, 2021. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and mention PDS Biotech. Participants can also access the conference call via webcast on the investor relations page of the Company’s corporate website (link).

The event will be archived in the investor relations section of PDS Biotech’s website for 6 months. In addition, a telephonic replay of the call will be available for 6 months. The replay can be accessed by dialing 877-660-6853 (United States) or 201-612-7415 (International) with confirmation code 13716518.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,”  “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotechnology
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$28,839,565	$12,161,739
Prepaid expenses and other	1,497,665	2,308,462
Total current assets	30,337,230	14,470,201

Property and equipment, net	5,443	21,051
Operating lease right-to-use asset	547,706	–

Total assets	$30,890,379	$14,491,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,415,224	$1,197,720
Accrued expenses	1,735,322	1,097,640
Restructuring reserve	–	498,185
Operating lease obligation - short term	119,904	-
Total current liabilities	3,270,450	2,793,545

Noncurrent liability:
Operating lease obligation - long term	490,353	–

Total liabilities	$3,760,803	$2,793,545

STOCKHOLDERS’ EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at December 31, 2020 and December 31, 2019, 22,261,619 shares and 5,281,237 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	7,346	1,742
Additional paid-in capital	70,907,315	40,633,670
Accumulated deficit	(43,785,085)	(28,937,705)
Total stockholders’ equity	27,129,576	11,697,707

Total liabilities and stockholders' equity	$30,890,379	$14,491,252

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2020	2019
Operating expenses:
Research and development expenses	$7,924,450	$6,099,580
General and administrative expenses	6,962,328	10,981,765
Impairment expense IPRD	–	2,974,000
Lease termination costs	–	979,273
Depreciation	15,608	–

Total operating expenses	14,902,386	21,034,618

Loss from operations	(14,902,386)	(21,034,618)

Other income (expense):
Gain on bargain purchase upon merger	–	13,334,568
Interest income	55,006	353,490
Interest expense	–	(33,559)
Loss before income taxes	(14,847,380)	(7,380,119)

Income taxes (benefit)	–	(381,513)
Net loss and comprehensive loss	$(14,847,380)	$(6,998,606)

Per share information:
Net loss per share, basic and diluted	$(0.89)	$(1.44)

Weighted average common shares outstanding basic and diluted	16,745,044	4,868,079